GENOVESE DRUG STORES, INC.
EXHIBIT 11
----------
STATEMENT RE: COMPUTATION OF NET INCOME PER COMMON SHARE
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                     Twelve Weeks Ended          Forty Weeks Ended
                                                 -------------------------   -------------------------
                                                 November 6,   November 7,   November 6,   November 7,
                                                        1998          1997          1998          1997
                                                 -----------   -----------   -----------   -----------

Weighted average shares outstanding (a)               13,756        13,661        13,740        13,620

Equivalent shares - dilutive stock bonus (a)              27            70            27            70

Equivalent shares - dilutive stock options (a)           280           237           305           211
                                                 -----------   -----------   -----------   -----------

Dilutive shares outstanding (a)                       14,063        13,968        14,072        13,901
                                                 ===========   ===========   ===========   ===========

Net income                                       $     2,528   $       517   $     6,975   $     3,629
                                                 ===========   ===========   ===========   ===========

Net income per common share (a) - Basic          $       .18   $       .04   $       .51   $       .27
                                                 ===========   ===========   ===========   ===========

Net income per common share (a) - Diluted        $       .18   $       .04   $       .50   $       .26
                                                 ===========   ===========   ===========   ===========


(a) Adjusted, where appropriate, to retroactively reflect the effect of a 10 percent stock dividend distributed on January 14, 1998.

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